SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/X/  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive proxy statment
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                          CHALONE WINE GROUP
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                          CHALONE WINE GROUP
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

- ----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

- ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- ----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

- ----------------------------------------------------------------------------

(5)  Total fee paid:

- ----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

- ----------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

- ----------------------------------------------------------------------------

(3)  Filing party:

- ----------------------------------------------------------------------------

(4)  Date filed:

- ----------------------------------------------------------------------------

                                    CHALONE
                                   Wine Group


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                          THE CHALONE WINE GROUP, LTD.

                             Thursday, May 18, 1995


TO ALL SHAREHOLDERS:

         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of THE CHALONE WINE GROUP, LTD., will be held at the Company's executive offices, 621 Airpark Road, Napa, California, on Thursday, May 18, 1995, commencing at the hour of 10:00 a.m.

         Shareholders of record as of the close of business on March 20, 1995, will be entitled to vote at the meeting and any adjournments thereof.

         The meeting will be held for the following purposes:

          1.  Election of directors for the ensuing year.

          2. Amendment to the Company's Articles of Incorporation to increase the authorized numbers of shares from 10 million to 15 million.

          3. Ratification of the appointment of the Company's independent certified public accountants.

          4. Consideration and action on any other matter properly brought before the meeting.

         Management's proxy and proxy statement are enclosed.

         You are requested to date and sign the enclosed proxy, which is solicited by the Company's Board of Directors, and to return it promptly in the envelope which is also enclosed. Shareholders who execute and return proxies retain the right to revoke them at any time prior to the voting thereof.

                                   By Order of the Board of Directors



                                   F. Conger Fawcett
                                   Secretary


Napa, California
         , 1995
- --------



 YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                    CHALONE
                                   Wine Group

                                PROXY STATEMENT

                  -------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 18, 1995

                  --------------------------------------------

                    INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE CHALONE WINE GROUP, LTD. ("the Company"), for the 1995 Annual Meeting of Shareholders, to be held May 18, 1995. The proxies solicited are revocable at any time prior to the voting thereof. All properly executed proxies received by the Company and not revoked will be voted as directed or, if no direction is given, will be voted (except where excluded):

          1. FOR election of management's proposed slate of directors, as described herein, for the ensuing year.

          2. FOR amendment to the Company's Articles of Incorporation to increase the authorized number of shares from 10 million to 15 million.

          3. FOR ratification of the appointment of Deloitte & Touche as the Company's certified public accountants.

The proxies will also be voted in the discretion of the appointed proxy-holders on any other matter of business properly brought before the meeting.

         The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited personally or by telecommunication by one or another of the Company's directors, officers, and/or employees, at no additional compensation.

         Pursuant to Section 2.7 of the Company's By-Laws, the record date for the determination of the shareholders of the Company entitled to vote at the Annual Meeting has been fixed at March 20, 1995. The Company had outstanding, as of such record date, a total of 4,961,388 shares of its common stock, its only class of voting securities. At the Annual Meeting, each shareholder will be entitled to one vote for each share held on the record date, except that, for the election of directors, upon request therefor made prior to the commencement of voting, each shareholder will be accorded cumulative voting rights, under which (s)he will be entitled to as many votes as equals the number of shares of stock held, multiplied by the number of directorship positions to be filled
(nine), all of which votes may be cast for a single candidate or distributed among any or all of the candidates in such proportions as each shareholder sees fit.

         Any proxy given pursuant to this solicitation may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or upon oral request at the meeting.

         Under the Company's By-Laws and the laws of the State of California, assuming a quorum (2,480,695 shares) is present, the nine director-nominees receiving the highest number of affirmative votes of the shares represented and voting will be elected as directors. The second matter requires for adoption the affirmative vote of a majority of the shares outstanding and entitled to vote. The final matter requires the affirmative vote of a majority of the shares represented and voting at the meeting. The Company will count shares duly represented but abstaining, including broker non-votes, towards the determination of whether a quorum exists.


                                       1.

                             ELECTION OF DIRECTORS

         The Company currently has nine directors. All were elected at the last Annual Meeting. All nine directorship positions are to be voted upon at the Annual Meeting, for directors to serve until the 1996 Annual Meeting and until their successors have been duly elected and qualified.

         The nine nominees are listed in the following section, together with summary biographical information. Each nominee has consented to be named in this proxy statement and has consented to serve as a director if so elected. The Company has no reason to believe that any of the nominees will not be available to serve; if however any nominee should for any reason become unable or unwilling to serve, the shares represented by proxies received by the Company will (unless otherwise directed) be voted for the election of such other person as the Board of Directors may recommend, in place of the unavailable nominee.

DIRECTOR NOMINEES

         Richard H. Graff. Age 58. Mr. Graff served as President and Chief Executive Officer of the Company from its formation in June of 1969 until December of 1974, when he relinquished the presidency to Mr. Woodward, continuing as Chairman of the Board. From December of 1974 through December of 1992 he served as the Company's Chief Operating Officer, with overall responsibility for the Company's vineyard and winemaking activities. In February of 1994 he resigned as an employee of the Company, the better to pursue other, increasingly time-consumptive interests. He continues as Chairman of the Board and as a part-time consultant to the Company, on an independent-contractor basis. Mr. Graff is a founder, past Chairman, and currently Chairman Emeritus of the American Institute of Wine and Food, and currently serves on the board of The Philharmonia Baroque Orchestra. He has been a director of the Company since its formation in 1969.

         W. Philip Woodward. Age 56. Mr. Woodward joined the Company as Vice President and Chief Financial Officer in 1972 and in December of 1974 became its President and Chief Executive Officer. He continued as Chief Financial Officer until October of 1983. He has overall responsibility for all aspects of the Company's operations. He is a director of Domaines Barons de Rothschild (Lafite) ("DBR"), in which the Company holds an interest, a director of the Northern Trust Bank of California, and President and a director of the Marin Theatre Company.

         William L. Hamilton. Age 50. Mr. Hamilton joined the Company as Chief Financial and Administrative Officer in September of 1985. In November of 1986 his title was changed to Vice President, Finance and Administration, and he was also appointed Assistant Secretary. In September of 1990, he was appointed Executive Vice President of the Company. He is a trustee of the Marin Community Foundation. He has been a director of the Company since April of 1986.

         Richard C. Hojel. Age 55. Since 1974 Mr. Hojel has been a private investor and a management consultant to numerous entities in which he owns an interest. He has been Chairman of HM International, Inc., a private management company, since 1979, and of Corporacion Frigus-Therme since 1975. He is a director of and principal investor in the Monte Xanic Winery, located in Ensenada, Baja California, Mexico. He is also a director of two publicly-held Mexican companies, Q-Tel and Banca Quadrum. He has been a director of the Company since March of 1993, and is Chairman of the Company's Executive Committee.

         C. Richard Kramlich. Age 59. Mr. Kramlich has, since 1978, been Managing General Partner of New Enterprise Associates, a San Francisco-based venture capital company. He was a director of Carmenet Vineyard, Inc., from its inception until its merger into the Company effective January 1, 1984. From that date until his election as a director he served as an Advisor to the Board. He is a director of Ascend Communications, Inc.; Macromedia, Inc.; Neopath, Inc.; Sierra Monitor Corporation; Silicon Graphics, Inc.; Syquest Technologies, Inc.; and Telebit Corporation. He has been a director since May of 1990, and is a member of the Executive and Audit Committees.

         J.A. McQuown. Age 60. Since 1974 Mr. McQuown has been a consultant to banks and other financial institutions, and participated in the formation of several new financial service ventures. He co-founded Dimensional Fund Advisors in 1981, Diversified Corporate Loans in 1986, and Kealhofer, McQuown, Vasicek in 1989. He is also a director of Mortgage Information Corporation and MicroSource, Inc. He has been a director of the Company since June of 1972, and is a member of the Executive and Audit Committees. Mr. McQuown and Mr. Woodward are brothers-in-law.

         James H. Niven. Age 52. Since January 1989 Mr. Niven has been President of Paragon Vineyard Co., Inc., a grape-growing firm located in San Luis Obispo County, California. Paragon is the Company's joint venture partner in the Edna Valley Vineyard joint venture. Mr. Niven has, since 1985, been a partner in Niven & Smith, a San Francisco law firm specializing in real estate matters. Mr. Niven was appointed a director of the Company in July of 1993.

                                       2.

         Eric de Rothschild. Age 54. Baron Eric de Rothschild has, since 1982, +been Managing Director of Domaines Barons de Rothschild (Lafite) ("DBR"), as well as President and a director of one of DBR's major shareholders, Paris Orleans, S.A., a French publicly-held company, and Managing Partner of another of DBR's major shareholders, Chateau Lafite Rothschild. DBR holds a significant interest in the Company, resulting from cross-purchases of securities in April of 1989 and September of 1991, and through participation in the 1993 private placement. Since 1981, Baron de Rothschild has been a partner in Rothschild & Cie. Banque, Paris; and is also a director of N.M. Rothschild & Sons, London, and a director of Rothschild North America, Inc., New York. He has been a director of the Company since April of 1989, and is a member of the Executive Committee.

         Christophe Salin. Age 39. Since January of 1990, Mr. Salin has been President and a director of DBR, which company he joined in 1985. He is also the Chairman of Grancru and of Societe de Gestion et d'Assistance Viticole, and a director of Chateau Rieussec, Societe Financiere Viticole, Domaines Barons de Rothschild Developpement, Vina Los Vascos, and Quinta do Carmo, all affiliated companies of DBR. He has been a director of the Company since September of 1991, and is a member of the Executive Committee.

SHAREHOLDING INFORMATION AS TO DIRECTORS, DIRECTOR NOMINEES AND MANAGEMENT

         The following table sets forth information respecting security ownership of the Company's no par value common stock, the Company's only class of voting securities, beneficially owned by each of the Company's
directors/director-nominees,       executive       officers,       and       all
directors/director-nominees and executive officers as a group, as of March 15, 1995.

                                       3.

         The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, respectively, subject to applicable community property laws and to the qualifications contained in the footnotes to the table.

                          NAME OF                      SHARES
  TITLE OF               BENEFICIAL                 BENEFICIALLY      PERCENT OF
   CLASS                   OWNER                        OWNED            CLASS
  --------               ----------                   ---------         ------
  No par         Richard C. Hojel 1                      925,205         17.6%
   value         W. Philip Woodward 2                    434,965          8.5%
  common         J. A. McQuown 3                         232,530          4.7%
                 Richard H. Graff 4                      159,391          3.2%
                 William L. Hamilton 5                   106,024          2.1%
                 C. Richard Kramlich 3                    36,716            *
                 Christophe Salin 6                        6,210            *
                 Eric de Rothschild 6                      3,590            *
                 James H. Niven 7                            820            *
                 All directors/director-nominees and
                   executive officers as a group
                   (9 persons) 8                       1,905,481         33.8%

              * Less than 1% ownership.


- --------

1 Consists of 637,871 shares held by Summus Financial, Inc., an affiliate of Mr. Hojel, warrants for the purchase of an additional 285,714 shares, also held by Summus, and 1,620 shares issuable to Mr. Hojel personally on exercise of options which are vested or will vest within the next 60 days.

2 Includes 11,043 shares held by Mr. Woodward's wife and 1,577 shares held by Mr. Woodward's children, as to all of which Mr. Woodward disclaims beneficial ownership. Includes 22,100 shares held by trusts of which Mr. Woodward is the beneficiary. Includes 103,500 shares issuable on exercise of options which are vested or will vest within the next 60 days, warrants for the purchase of an aggregate of 42,857 shares collectively held by Mr. Woodward and the aforesaid trusts, and 941 shares in the Company's Profit Sharing Plan.

3 Includes 11,710 shares issuable on exercise of options which are vested or will vest within the next 60 days.

4 Includes 102,910 shares issuable on exercise of options which are vested or will vest within the next 60 days.

5 Includes 637 shares held by Mr. Hamilton's wife and 30 shares held by Mr. Hamilton's children, as to all of which Mr. Hamilton disclaims beneficial ownership. Includes 99,666 shares issuable to Mr. Hamilton on exercise of options which are vested or will vest within the next 60 days and an additional 416 shares similarly issuable to Mrs. Hamilton, as to which latter Mr. Hamilton disclaims beneficial ownership. Also includes 680 shares in the Company's Profit Sharing Plan.

6 Consists of shares issuable on exercise of options which are vested or will vest within the next 60 days. Excludes shares held and acquirable by Domaines Barons de Rothschild (Lafite), of which Baron de Rothschild is Managing Director and Mr. Salin is President, which holdings are set forth in the next section, and as to which the two individuals named disclaim beneficial ownership.

7 Consists of shares issuable on exercise of options which are vested or will vest within the next 60 days. Excludes 10,000 shares held by Paragon Vineyard Co., Inc., of which Mr. Niven is President, as to which Mr. Niven disclaims beneficial ownership.

8 Includes 341,716 shares issuable on exercise of options which are vested or will vest within the next 60 days, warrants for the purchase of 328,571 shares, and 1,621 shares in the Company's Profit Sharing Plan.

                                       4.


SHAREHOLDING BY OTHER OWNERS OF MORE THAN FIVE PERCENT

         In addition to the foregoing shareholdings by management, the Company is aware of one other beneficial owner of more than 5% of the Company's common stock, the Company's only class of voting securities, as described in the following table and explanatory paragraph The percentage number is based on shares outstanding on March 15, 1995, and assumes that only the prospective dilutive events of the listed Owner occur:


                                                                                         PERCENT OF      PERCENT OF
                                                             SHARES        SHARES           CLASS           CLASS
                                                           CURRENTLY    BENEFICIALLY       CURRENTLY     BENEFICIALLY
TITLE OF CLASS            NAME OF BENEFICIAL OWNER            OWNED        OWNED             OWNED          OWNED
- --------------   --------------------------------------    ----------   ------------       ---------     ------------
 No par value    Domaines Barons de Rothschild (Lafite)      912,048      2,504,386         18.4%          38.2%
    common           33 rue de la Baume
                     75008 Paris, France



         The holding of Domaines Barons de Rothschild (Lafite) consists of 912,048 shares held outright, 1,235,195 shares acquirable on exercise of convertible debentures, and 357,143 shares acquirable on exercise of the warrants purchased in the 1993 private-placement transaction. The debentures were issued in two exchanges of securities with the Company, in April of 1989 and September of 1991; the number of shares issuable on conversion increased by 152,529 shares as a result of the 1993 private placement, and by an additional 50,666 shares as a result of the 1994 private placement, by virtue of an anti-dilution provision in the debentures.

COMMITTEES

         Executive Committee. In the 1993 private placement transaction, there was established a five-person Compensation Review Committee, with specific jurisdiction over employment and compensation matters concerning the Company's senior executive officers. Subsequently the Committee was redesignated the Executive Committee and its jurisdiction broadened to encompass matters customarily handled by such committees. The Committee also assumed the duties of the Company's Compensation and Benefits Committee, previously held by the prior Executive Compensation Committee. The Committee's membership includes Mr. Hojel, as Chairman, and Messrs. Kramlich, McQuown, Rothschild and Salin. The Committee met five times in 1994.

         Audit Committee. The Audit Committee, comprised of Messrs. Kramlich and McQuown, concerns itself with the Company's internal accounting controls as well as meeting and conferring with the Company's certified public accountants and reviewing the results of their auditing engagement. The Committee typically meets in March of each year, in conjunction with the annual audit, and so met in 1994, with both members in attendance.

         The Company has no standing nominating committee.

BOARD MEETINGS

         The Company's Board of Directors met seven times during 1994. Each director-nominee attended at least 75% of the aggregate of those meetings and meetings of committees of which he was a member with the exception of the Baron de Rothschild.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table shows compensation paid by the Company to its Chief Executive Officer and its Executive Vice President for fiscal years 1994, 1993, and 1992, and to its Chairman of the Board for the first two of those years. Effective January 1, 1994, the Chairman ceased to be an employee of the Company. The Company has no other executive officers.

                                       5.



                                              SUMMARY COMPENSATION TABLE*

                                                           ANNUAL                   LONG TERM
                                                        COMPENSATION              COMPENSATION
                                                        ------------              ------------
     NAME AND                                                                                           ALL OTHER
PRINCIPAL POSITION                  YEAR          SALARY            BONUS            OPTIONS1         COMPENSATION
- ------------------                  ----          ------            -----            --------         ------------
W. Philip Woodward                  1994         $105,000            ---            10,000 shs.         ---
President and Chief                 1993          124,313            ---            25,000 shs.         ---
Executive Officer                   1992          139,432            ---            12,000 shs.         ---

William L. Hamilton                 1994         $101,750            ---            10,000 shs.         ---
Executive Vice-President            1993          102,732            ---            25,000 shs.         ---
and Chief Financial Officer         1992          109,400            ---            12,000 shs.         ---


Richard H. Graff                    1993         $117,150            ---            25,000 shs.         ---
Chairman of the Board               1992          132,000            ---            12,000 shs.         ---




                                           OPTION GRANTS IN FISCAL YEAR 1994

                                                    PERCENTAGE OF
                                                    TOTAL OPTIONS         EXERCISE
                               OPTIONS          GRANTED TO EMPLOYEES        OR           EXPIRATION
       NAME                    GRANTED2            IN FISCAL YEAR         BASE PRICE        DATE
       ----                    --------         --------------------   ---------------    ---------
W. Philip Woodward           10,000 shs.               25.0%             $5.00/sh.         4/10/04

William L. Hamilton          10,000 shs.               25.0%             $5.00/sh.         4/10/04

- -------------------------

* The Company is a small business issuer, within the meaning of Regulation S-B, with annual revenues of less than $25,000,000 ($21,132,053 in 1994) and a public float of its securities on December 31, 1994, of $17,041,816.

1 All of the options were incentive stock options, granted pursuant to the Company's 1987 Stock Option Plan, when initially awarded. Mr. Graff's options lapsed, according to the Plan's terms, following his resignation as an employee. The lapsed options were subsequently replaced by an award of non-Plan, non-statutory options, otherwise containing essentially identical terms to the original grants.

2 Options are incentive stock options, granted pursuant to the Company's 1987 Stock Option Plan. They will vest and become exercisable on 1/1/96.


                                       6.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                        VALUE OF
                                                                        NUMBER OF       UNEXERCISED
                                                                       UNEXERCISED      IN-THE-MONEY
                                                                          OPTIONS       OPTIONS AT
                                                                         AT FY-END      FY-END
                                SHARES
                             ACQUIRED ON              VALUE            EXERCISABLE/     EXERCISABLE/
       NAME                    EXERCISE              REALIZED         UNEXERCISABLE     UNEXERCISABLE
       ----                    --------              --------         -------------     -------------
W. Philip Woodward                ---                   ---               78,500/          $3,000/
                                                                          35,000           $7,500

William L. Hamilton               ---                   ---               74,666/          $1,250/
                                                                          35,000           $7,500




EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

         None; not applicable.

COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company is compensated on the basis of $500 per year plus $100 for each Board of Directors meeting attended, plus reimbursement of extraordinary travel costs to attend meetings. No additional compensation is or has been paid for committee participation or special assignments.

         Non-employee directors also receive quarterly grants of options to purchase the Company's stock, pursuant to the Company's Non-Discretionary Stock Option Plan. During 1994 each of the seven non-employee directors received options covering a total of 1,760 shares. The exercise price in each instance was the market value of the stock on the date of grant. The weighted average per-share exercise price of all such options is $5.77.

VOTING AGREEMENT

         As a part of the 1993 private placement, DBR, Mr. Hojel and Summus Financial, directors Graff and McQuown and the Company's two executive officers, directors Woodward and Hamilton, entered into a voting agreement whereby the parties have agreed to vote their shares and any shares over which they exercise voting control for the term of the agreement, to the extent legally permitted:
(i) for election as directors of the Company of two designees of DBR (so long as DBR holds stock or securities exercisable for or convertible into stock equal to at least 25.34% of the Company's stock then outstanding, on a fully diluted basis), one designee of Summus (so long as Summus and/or Mr. Hojel hold(s) stock or securities exercisable for or convertible into stock equal to at least 8.25% of the Company's stock then outstanding, on a fully diluted basis) and two designees of Mr. Woodward and Mr. McQuown (so long as Mr. Woodward and/or Mr. McQuown hold(s) stock or securities exercisable for or convertible into stock equal to at least 6.14% of the Company's stock then outstanding, on a fully diluted basis), and (ii) so long as DBR and Summus hold no less than the above-stated percentages of the Company's securities, against any amendment to the Company's Articles of Incorporation or By-Laws which would be inconsistent with certain corporate governance provisions as approved by the shareholders at the 1993 Annual Meeting. The voting agreement terminates on March 29, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Niven is the President of Paragon Vineyard Company, Inc., the Company's joint venture partner in the Edna Valley Vineyard Joint Venture. Effective January 1, 1991, the co-venturers reached agreement for restructuring the Joint Venture, including a mechanism for its continuation in perpetuity. Significant elements of the transaction included an option purchased by the Company for $1,077,277 (to be paid in annual installments through 1997)

                                       7.

which gives the Company the right to convert the limited-term venture into a permanent relationship upon final payments to Paragon of $200,000 in 1998 and $4,500,000 in 1999, and the immediate purchase by the Company, from Paragon, of a one-half ownership of the Edna Valley Vineyard winery building and appurtenances, for the sum of $1,500,000. The Company continues as the Managing Joint Venture Partner. Paragon also receives and will receive, annually, significant sums as the provider of grapes to the Joint Venture pursuant to a grape purchase contract between the Joint Venture and Paragon, and additional sums by reason of Paragon's provision of white-wine grapes to the Company's Carmenet Vineyard facility. In 1994, grape-purchase payments to Paragon amounted to approximately $1,737,032 from the Joint Venture and $81,237 from the Company for Carmenet Vineyard; in 1993, those respective figures were $1,912,743 and $85,143.

         Baron de Rothschild and Mr. Salin are, respectively, the Managing Director and President of Domaines Barons de Rothschild (Lafite) ("DBR"). Pursuant to two exchanges of securities, in 1989 and 1991, the Company holds a total of 13,984 "ordinary shares" of DBR and DBR holds two 5% Convertible Subordinated Debentures, with an aggregate face amount of $12,384,000, convertible, after adjustment for the 1993 and 1994 private placements into a total of 1,235,195 shares of the Company's common stock. DBR was also issued a warrant, pursuant to which, as a part of the 1991 exchange, DBR became entitled and obliged, subject to certain stated conditions, to purchase a total of 183,000 shares of the Company's common stock for a unit price of $10/share. DBR exercised one-third of the warrant in 1991, a second one-third in 1992, and the final one-third in 1993. DBR also holds 236,000 shares of the Company's stock purchased from a third party in 1990 and 357,143 shares purchased as a part of the 1993 private placement, next described. Under the terms of the original Purchase Agreement between the Company and DBR, each of the two companies may purchase wines of the other for selected distribution in their respective countries. Such purchases are at fair market value. In 1994 and 1993, respectively, the Company purchased $706,674 and $640,561 worth of DBR wines, and in 1994 DBR purchased $1,710 of the Company's wines.

         In March and July of 1993, the Company issued, in a private placement to seven "accredited investors," units consisting of 828,571 shares of its common stock and warrants covering an additional 828,571 shares, for a unit price of $7.00. The warrants, which have a five-year term, entitle the holders to purchase the additional shares at the price of $7.00 per share. Included in the investor group were Domaines Barons de Rothschild (Lafite) ("DBR") ($2,500,001, for 357,143 units), an affiliate of Mr. Hojel ($1,999,998, for
285,714 units), and the Company's President, Mr. Woodward, and two trusts of which he is beneficiary ($89,999, for 12,857 units). In accordance with California law, the transaction was approved by the affirmative vote of the six directors not a part of or connected with any of the investor group, and was subsequently ratified by the requisite shareholder vote at the 1993 Annual Meeting. The net proceeds to the Company from the placement were used to reduce long- and short-term borrowings.

         In April of 1994, the Company issued in a private placement transaction a total of 348,128 shares of its common stock for a per-share price of $4.50, and an aggregate sale price of slightly in excess of $1.6 million. The net proceeds of the transaction were used principally to reduce corporate debt. The purchasers in the transaction, all accredited investors, included, inter alia, DBR (135,905 shares), Summus Financial, Inc. (142,857 shares), and Mr. Woodward (23,810 shares).

         In the judgment of the Company, all material transactions between the Company and its directors, officers and principal shareholders, and their affiliates, have been made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Based on review of copies of filings received by it, the Company believes that each filing required to be made by its officers and directors pursuant to Section 16(a) of the Securities Exchange Act was made in due and timely fashion, with the exception of an unreported 5,000 share acquisition made by Mr. Hojel's affiliate, Summus Financial, Inc., in December of 1993, and an understatement of Mr. Hojel's initial report on Form 3 by an additional 7,100 shares.

                                       8.

                         INCREASE IN AUTHORIZED SHARES

         At its meeting held March 15, 1995, the Board of Directors voted to amend the Company's Articles of Incorporation so as to increase the number of authorized shares of common stock (the Company's only class of stock) from the current 10 million to 15 million shares. As a matter of governing California law, such an amendment also requires the affirmative vote of a majority of the outstanding shares.

         The present, 10 million share level was set a decade ago, when at the 1985 Annual Meeting the shareholders authorized an increase to that figure from a then-existing 3 million share authorization. At that point there were just over 2.9 million shares issued or reserved for issuance; at year-end 1985, total assets of the Company were $16.2 million and shareholders' equity, $7.6 million.

         Now, a decade later, shares issued or reserved total some 8.5 million, or, about triple the 1985 number. At the same time, shareholders' equity has (even with two recent difficult years) more than tripled to $24.2 million as of December 31, 1994; and total assets have increased four-and-one-half-fold, to $72.2 million.

         During the period the Company acquired Acacia Winery, and more recently commenced operations in the increasingly important Washington State through its interest in the Canoe Ridge Vineyard properties. The issuance of new stock played a direct part in both of these important steps.

         Stock also played a critical albeit indirect role, through reservation for possible conversation of debentures, in the forging of the Company's historic alliance with Domaines Barons de Rothschild (Lafite), in 1989 and 1991, which also raised $8.5 million in third-party debentures.

         During the same period of time the Company concluded a purchase/option arrangement with its partner in the Edna Valley Vineyard joint venture, providing for the continuation essentially in perpetuity of this very important part of the Company's business, and brought its three wholly-owned winery facilities, Chalone Vineyard, Carmenet, and Acacia, to improved and enlarged capacity.

         All of this required cash, provided initially through operations, institutional borrowings, and convertible debentures; then, when the weakened wine market in the early '90s failed to support the Company's rapid expansion, more straight equity financing was required, and was provided in the 1993 and 1994 private placements.

         Internally, the Company established a number of stock option, stock purchase, and related stock plans, acting on the principle that employee ownership builds employee loyalty and commitment -- an assessment which, the Company believes, results over the ensuing years have richly borne out. Approximately 675,000 shares have been issued or are currently reserved for issuance on granted options, with further similar needs arising for future years.

         Overall, the Board believes it has husbanded this valuable resource of corporate stock well, and expended it prudently, to take advantage of corporate opportunities as presented, to expand and improve existing facilities, to strengthen employee relations, and, where necessary, to meet financial setbacks. Happily, the Company is not now in a position of financial need. Nevertheless, the Board believes that less than 1.5 million shares, or, 15 percent of total authorized capital, is an inadequate reserve with which to face the future.

         Accordingly, the Board has adopted the following resolution, which it unanimously recommends also be approved by the shareholders:

         RESOLVED:

         Article THIRD of the Restated Articles of Incorporation of THE CHALONE WINE GROUP, LTD., is amended to read as follows:

         "THIRD. The Corporation is authorized to issue only one class of stock; and the total number of shares which the Corporation is authorized to issue is Fifteen Million (15,000,000)."

                                       9.

          RATIFICATION OF APPOINTMENT OF CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has reappointed Deloitte & Touche LLP as the Company's independent certified public accountants. Deloitte & Touche and its constituent predecessor, Touche Ross & Co., have been the Company's certified public accountants since 1986.

         Although not required by California law, the Company makes a practice of seeking shareholder ratification of the appointment of the Company's auditors, at each annual meeting. In the event the necessary vote is not obtained, the matter will be returned to the Board of Directors for consideration of alternatives.

         Representatives of Deloitte & Touche are expected to be in attendance at the Annual Meeting, with opportunity to make a statement if they so desire and to be available to answer shareholders' questions.

                                 OTHER MATTERS

         The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. Should any other matter be properly brought before the Meeting, the holders of the proxies herein solicited will vote thereon in their discretion.

                              FINANCIAL STATEMENTS

         Shareholders should refer to the Consolidated Financial Statements and Supplemental Data, Management's Discussion and Analysis, and Selected Financial Data set forth in the Company's Annual Report on Form 10-K, concurrently being provided, which financial statements are incorporated herein by reference.

          SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

         Any proposal which a shareholder wishes to have presented at the 1996 Annual Meeting and included in the Company's proxy statement for such meeting must be received by the Company, at its principal executive office, 625 Airpark Road, Napa, California 94558-6272, no later than December 31, 1995. Proposals should be addressed to the attention of Mr. William L. Hamilton, Executive Vice President.

          , 1995                        By Order of the Board of Directors
- ----------


                                        F. Conger Fawcett
                                        Secretary

A COPY OF THE COMPANY'S MOST CURRENT ANNUAL REPORT ON FORM 10-K (LESS EXHIBITS) IS CONCURRENTLY BEING PROVIDED TO EACH SHAREHOLDER AS THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS.

                                      10.

                                                                     APPENDIX A




                          THE CHALONE WINE GROUP, LTD.
                    PROXY SOLICITED ON BEHALF OF MANAGEMENT
                For Annual Meeting of Shareholders, May 18, 1995


P         KNOW ALL MEN BY THESE PRESENTS that the undersigned, shareholder(s) of
R THE CHALONE WINE GROUP, LTD. do(es) hereby appoint W. PHILIP WOODWARD and O F. CONGER FAWCETT, and each of them, proxies, each with full power of
X substitution, for and in the name and stead of the undersigned at the Y Annual Meeting of Shareholders of THE CHALONE WINE GROUP, LTD., to be held on May 18, 1995, and at any and all adjournments thereof, to vote all shares of capital stock held by the undersigned, with all powers that the undersigned would possess if personally present, on each of the matters referred to herein.

          If no direction is made, this proxy will be voted FOR the election of the nominees FOR director named in Item 1 and FOR Items 2 and 3. It will also be voted in the discretion of the proxyholders on any other matter of business properly coming before the Meeting. In the event that any nominee for director is unable or declines to serve as a director, this Proxy will be voted for any nominee who shall be designated by the Board Of Directors.

                                                               ----------------
                                                                  SEE REVERSE
                  (Continued and to be signed on reverse side)        SIDE
                                                               ----------------

    Please mark
/x/ votes as in
    this example.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

1. ELECTION OF DIRECTORS:
                                                          FOR AGAINST ABSTAIN
                                                          / /   / /     / /
                                       2. Amendment to Articles of Incoporation
Nominees: Richard H. Graff, W.            to increase authorized number of
Philip  Woodward,  William  L.            shares from 10 million to 15 million.
Hamilton, Richard C. Hojal, C.
Richard     Kramlich,     J.A.
McQuown,  James H. Niven, Eric                            / /   / /    / /
de   Rothschild,    Christophe         3. Ratification of appointment of
Salin     FOR WITHHELD                    Deloitte & Touche LLP as the Company's
          / /    / /                      certified public accountants.
/ /
- ------------------------------                                   MARK HERE
   For all nominees except                                     FOR  ADDRESS
        as noted above                                          CHANGE AND
                                                               NOTE AT LEFT / /

                                        This  proxy  revokes  any and all  other
                                        proxies    heretofore   given   by   the
                                        undersigned.

                                        Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or in a fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

                                        Signature:                    Date
                                        ----------------------------------------


                                        Signature:                    Date:
                                        ----------------------------------------